Exhibit 10.1

AMENDMENT TO ESCROW AGREEMENT

This Amendment To ESCROW Agreement (this “Amendment”), effective as of February 17, 2016, is entered into by and among Inland Residential Properties Trust, Inc., a Maryland corporation (the “Company”), Inland Securities Corporation, a Delaware corporation (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

WHEREAS, the Company, the Dealer Manager and the Escrow Agent are parties to that certain Escrow Agreement, dated February 17, 2015 (the “Agreement”);

WHEREAS, certain provisions of the Agreement are triggered on the date that is one year following the commencement of the Company’s Offering (as defined in the Agreement) (the “Closing Date”);

WHEREAS, the Tennessee Minimum (as defined in the Agreement) has been waived following the Closing Date; and

WHEREAS, the Company, the Dealer Manager and the Escrow Agent desire to amend certain provisions of the Agreement, as set forth herein, to clarify the process for deposits in the escrow account and distribution of the escrowed funds following the Closing Date.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree, as follows:

1.               Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.               Tennessee Minimum.

a.                Following the Closing Date, (i) Sections 2(a) and 3(a)(2) of the Agreement shall no longer apply to Tennessee Subscribers, and (ii) the provisions of the Agreement applicable after the Tennessee Minimum has been met, including, without limitation, Sections 2(b) and 3(b)(6) of the Agreement, shall apply with respect to Tennessee Subscribers and TN Funds notwithstanding that the Tennessee Minimum has not been met as of the date hereof.

b.               Notwithstanding anything to the contrary in the second paragraph of Section 3(b)(2) of the Agreement, if the Company receives written notice from a Tennessee Subscriber on or prior to the Closing Date that such Tennessee Subscriber does not desire to receive the return of his TN Funds and/or any interest thereon, but instead desires to proceed with his investment in the Company, the Company shall so notify the Escrow Agent, and the Escrow Agent shall, promptly following the Closing Date, distribute such TN Funds as though the Tennessee Minimum had been met in accordance with the first paragraph of Section 3(b)(2) of the Agreement.

3.               Ohio Minimum.

a.                For the avoidance of doubt, if the Ohio Minimum is not received on or prior to the Closing Date, the Escrow Agent shall return to the Ohio Subscribers the OH Funds, together with any interest thereon, in accordance with Section 3(b)(5) of the Agreement.

b.               On and after the Closing Date, (i) the provisions in the Agreement relating to the deposit and disbursement of OH Funds shall continue to apply with respect to any OH Funds received by the Company or the Escrow Agent on and after the Closing Date, and (ii) all references to “Closing Date” with respect to Ohio Subscribers and the application of OH Funds shall be amended to refer to February 17, 2017.

4.               Washington Minimum.

a.                For the avoidance of doubt, if the Washington Minimum is not received on or prior to the Closing Date, the Escrow Agent shall return to the Washington Subscribers the WA Funds, together with any interest thereon, in accordance with Section 3(b)(4) of the Agreement.

b.               On and after the Closing Date, (i) the provisions in the Agreement relating to the deposit and disbursement of WA Funds shall continue to apply with respect to any WA Funds received by the Company or the Escrow Agent on and after the Closing Date, and (ii) all references to “Closing Date” with respect to Washington Subscribers and the application of WA Funds shall be amended to refer to February 17, 2017.

5.               Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

6.               Counterparts. This Amendment may be executed in several counterparts, and by electronic transmission, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment, effective as of the date first written above.

COMPANY: INLAND RESIDENTIAL PROPERTIES TRUST, INC.

By:	/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
Title:	President

DEALER MANAGER: INLAND SECURITIES CORPORATION

By:	/s/ Sandra L. Perion
Name:	Sandra L. Perion
Title:	Vice President

ESCROW AGENT UMB BANK, N.A.

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

Signature Page – Amendment to Escrow Agreement

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